UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 6, 2023

RENEWABLE INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55875	82-3254264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

588 West 400 South, Suite 110

Lindon, UT 84042

(Address of principal executive offices) (zip code)

(801) 406-6740

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 6, 2023 and March 7, 2023, we entered into a Securities Purchase Agreement, 10% Senior Secured Convertible Promissory Note, and Common Stock Purchase Warrant with six (6) investors. Pursuant to the agreements, we issued promissory notes with an aggregate face value of $630,000 and warrants to acquire an aggregate of 840,000 shares of our common stock at $1.00 per share. The promissory notes bear interest at the rate of 10% per annum, are secured by our assets, and are convertible into our securities in a subsequent financing at the lower of (a) 80% of the price in the subsequent financing, or (b) $0.75. If there is no conversion, the principal and all interest is payable in 12 months. The warrants are exercisable for 3 years and the holder can utilize cashless exercise provisions only if there is no effective registration statement covering the warrant shares in 12 months.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities.

The issuances described in Section 1.01 were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name and/or Identification of Exhibit

10.1	Form Securities Purchase Agreement

10.2	Form 10% Senior Secured Convertible Promissory Note

10.3	Form Common Stock Purchase Warrant

10.4	Form of Pledge and Security Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Renewable Innovations, Inc.

Dated: March 10, 2023	/s/ Robert L. Mount
	By:	Robert L. Mount
	Its:	Chief Executive Officer

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